UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2023

ADAPTIMMUNE THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	1-37368	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Jubilee Avenue, Milton Park

Abingdon, Oxfordshire OX14 4RX

United Kingdom

(Address of principal executive offices, including zip code)

(44) 1235 430000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares, each representing 6 Ordinary Shares, par value £0.001 per share	ADAP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01  Entry into a Material Definitive Agreement.

On April 6, 2023, Adaptimmune Limited, a subsidiary of Adaptimmune Therapeutics plc (“Adaptimmune”), and GlaxoSmithKline Intellectual Property Development Ltd (“GSK”) entered into a Termination and Transfer Agreement (the “Termination and Transfer Agreement”) and agreed to detailed plans under which GSK will revert to Adaptimmune the PRAME and NY-ESO cell therapy programs, which were previously licensed to GSK under the now-terminated Collaboration and License Agreement dated May 30, 2014 (the “Collaboration Agreement”). In addition, under the Termination and Transfer Agreement, GSK agreed to pay Adaptimmune upfront and milestone payments totaling £30 million, which will become due upon the achievement of certain benchmarks related to the reversion of the programs to Adaptimmune.

GSK notified Adaptimmune on October 24, 2022 of its decision to terminate the Collaboration Agreement and revert to Adaptimmune the lete-cel, CD8 NY-ESO, TGF NY-ESO, and PRAME programs. The termination of the Collaboration Agreement was effective as of December 23, 2022.

Under the Termination and Transfer Agreement, the parties will collaborate to ensure a smooth transition of responsibility for manufacturing and development of the reverted programs and have agreed to detailed transfer plans outlining the parties’ obligations with respect to the transition. In particular, under the transfer plans:

●	GSK and Adaptimmune are collaborating to transition materials and data relating to the preclinical PRAME targeted TCR T-cell therapy program to Adaptimmune during 2023.
●	Adaptimmune and GSK are targeting transfer of sponsorship for GSK IGNYTE-ESO clinical trial (NCT03967223) and long-term follow-up clinical trial (NCT03391778) during the third quarter of 2023. All other clinical trials within the NY-ESO cell therapy program are already closed to enrollment and have already been or will soon be completed by GSK.

In addition to the £30 million of payments to Adaptimmune described above, GSK will also work with Adaptimmune’s contract research organization (CRO) to help prepare it to manage the ongoing clinical trials being transferred from GSK to Adaptimmune.

The foregoing summary of the Termination and Transfer Agreement is qualified in its entirety by reference to the Termination and Transfer Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On April 11, 2023, Adaptimmune issued a press release announcing the execution of the Termination and Transfer Agreement. The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such filing. In addition, Exhibit 99.1 contains statements intended as "forward-looking statements" that are subject to the cautionary statements about forward-looking statements set forth in such exhibit.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description of Exhibit
10.1†	Termination and Transfer Agreement made and effective as of April 6, 2023 by and between Adaptimmune Limited and GlaxoSmithKline Intellectual Property Development Ltd
99.1	Press release dated April 11, 2023.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

_______________

†Certain portions of this exhibit have been omitted because they are not material and they are the type of information that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADAPTIMMUNE THERAPEUTICS PLC

Date:April 11, 2023	By:	/s/ Margaret Henry
		Name:	Margaret Henry
		Title:	Corporate Secretary